SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM   S-8
                         REGISTRATION STATEMENT   UNDER
                           THE SECURITIES ACT OF 1933

                               Tyrex Oil Company
                               -----------------
             (Exact name of Registrant as specified in its charter)

                      Wyoming                  83-0245581
                       ------                   ---------
          (State of Incorporation)           (I.R.S. Employer ID No.)

             777 North Overland Trail, Suite 101,  Casper, WY 82601
             ------------------------------------------------------
                         (Address of Principal Offices)

                           The OCC Warrant Agreement
                           -------------------------
                            (Full Title of the Plan)

                               Tom N. Richardson
                               Tyrex Oil Company
                      777 North Overland Trail,  Suite 101
                               Casper,  WY  82601
                               ------------------
                    (Name and address of Agent for Service)

                                 (303) 234-4260
                                 --------------
          (Telephone number, including area code of Agent for Service)



                        CALCULATION OF REGISTRATION FEE
                         ------------------------------
                              Proposed       Proposed
Title of       Amount         Maximum        Maximum        Amount of
Securities     to be          Offer Price    Aggregate      Registration
Registered     Registered     Per Unit       Offering Price    Fee
----------     ----------     -------        --------------    ---
Common Stock(1)750,000        $0.30          $225,000          $45
(1) Issuable upon the exercise of Warrants issued pursuant to the OCC Warrant Agreement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.
            ----------------
      The documents containing the information related to the OCC Warrant Agreement which are not being filed as part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to
Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the participant by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.  Registrant Information and Employee Plan Annual Information.
          -----------------------------------------------------------
      As required by this Item, the Registrant shall provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of
Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                    Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------
      The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:
(a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996; and
(b) Registrant's Quarterly Report(s) on Form 10-Q for the quarter(s) ended September 30, 1996; December 31, 1996; and March 31, 1997.
(c)  Registrants Form 8-K dated June 6, 1997.
(d)  Registrants Form 8-K dated June 9, 1997.
(e) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act") are incorporated by reference herein and in the Section 10 Prospectus to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.     Not applicable.
          -------------------------

Item 5.     Interests of Named Experts and Counsel.         Not applicable.
            --------------------------------------
Item 6.     Indemnification of Officers and Directors.
            -----------------------------------------
Pursuant to the Registrant's Articles of Incorporation, By-laws and laws of the State of Wyoming, the Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities. The Corporation's Articles of Incorporation require the Corporation to indemnify each director and each officer, his or her heirs, executors and administrators against expenses reasonably incurred for liabilities incurred by him or her in connection with such action, suit or proceeding to which her or she may be made a party by reason of him or her being or having been a director or officer of the Corporation, except in relation to matters as to which he or she shall finally be adjudged in such action, suit or proceeding to be liable for fraud or misconduct. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. Any right of indemnification set forth in the Articles of Incorporation do not exclude other rights to which a person indemnified may be entitled.

Item 7.  Exemption from Registration Claimed:     Not applicable.
         -----------------------------------

Item 8.  Exhibits.
         --------
      1.    The OCC Warrant Agreement, as amended.
      2.    Opinion of Jones & Keller, regarding legality of shares being issued.
      3.    Consent of Jones & Keller, (See Opinion)
      4.    Consent of Hocker, Lovelett, Hargens, & Yennie, P. C.
Item 9.  Undertakings.
        -------------
      (a)   The undersigned Registrant hereby undertakes:
  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.
  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.
  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Casper, State of Wyoming on this 2 day of June, 1997.


      Tyrex Oil Company


By:  /s/ Tom N. Richardson
   -----------------------------------------------
      Tom N. Richardson, President
      Principal Executive and Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE                  TITLE                                      DATE
--------------------------------------------------------------------------



  /s/ Tom N. Richardson    Director                          June 2, 1997
-----------------------



  /s/ John D. Traut        Director                          June 2, 1997
  -----------------



  /s/ William P. Gruman    Director                          June 2, 1997
-----------------------



  /s/ Morris R. Massey     Director                          June 2, 1997
----------------------



  /s/ Doris K. Backus      Director                          June 2, 1997
---------------------

                                   PROSPECTUS

                               Tyrex Oil Company

                           The OCC Warrant Agreement
                           -------------------------

This document constitutes part of a prospectus covering shares of common stock registered under the Securities Act of 1933, as amended (the "Act").

     This document (referred to herein as the "Prospectus") and other documents discussed below constitute a prospectus which is part of a Registration Statement on Form S-8 covering a total of 750,000 shares of common stock (the "Common Stock") issuable under the OCC Warrant Agreement (the "Plan") with Tyrex Oil Company, a Wyoming corporation (the "Company" or "Tyrex").

     You, as a consultant or advisor to the Company, have been awarded Warrants to acquire shares of the Company's Common Stock under the Plan as compensation. The purpose of this Prospectus is to briefly describe the Plan's operation, your rights and responsibilities, and some likely federal tax consequences, in relation to the Warrants to acquire common stock. The Warrants to acquire shares awarded to you under the Plan are sometimes referred to herein as "Warrant Shares".


     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus document, and if given or made, such information or representation must not be relied upon by you as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance and delivery of Warrant Shares to you shall, under any circumstances, create any implication that there has been no change in the Company's affairs since the date of this Prospectus. This Prospectus speaks only as of its date.


     THE WARRANT SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This Prospectus does not constitute an offer to sell securities in any state or in any other jurisdiction to any person to whom it is unlawful to make such an offer in such state or other jurisdiction.

This Prospectus is dated             , 1997

                            DESCRIPTION OF THE PLAN
                            -----------------------

General: A maximum of 750,000 shares of the Company's Common Stock are issuable under the terms of the Plan which is the OCC Warrant Agreement with Tyrex Oil Company, a Wyoming corporation (the "Company"), a copy of which is attached hereto.
Delivery of Stock or Option and/or Warrant Certificates:    The Company has
delivered to One Capital Corporation the OCC Warrant Agreement representing the number of shares that may be acquired pursuant to exercise of the Warrants granted to acquire shares; and further, upon exercise of the Warrants pursuant to the terms of said agreement, the Company shall deliver to One Capital Corporation, a certificate or certificates registered in its name, representing the number of shares that may be acquired pursuant to exercise of the Warrants granted to acquire shares.

Assignability: An award of Warrants to acquire shares may not be assigned. The shares themselves may be assigned only after such shares have been issued and delivered, and only in accordance with law and any transfer restrictions imposed at the time of award.

Employment not Conferred:     Nothing in the Plan or in the award of Warrants
shall confer upon One Capital Corporation the right to continue in the employ of the Company or an affiliated corporation.

Laws and Regulations:    The obligation of the Company to issue and deliver
shares following an exercise of Warrants under the Plan shall be subject to the condition that the Company be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

Nature of the Plan: The Plan is strictly compensatory in nature and is not in the nature of a savings, dividend reinvestment, profit-sharing, or pension plan. Accordingly, the Plan has no assets or funds to be administered or invested by its administrators. Please note that you do not and will not own any interest of any kind in the Plan itself.

Nature of the Award:     The Warrant Shares have been issued to you as
compensation or as a bonus for or in recognition of services, or in lieu of other compensation payable for services. While the award will be treated as compensation to you in any event, the distinction as to compensation or bonus for services may be important for other purposes, as discussed below. Once an award of shares has been made, or awarded Warrants to acquire shares has been exercised, the shares shall be fully vested.

CERTAIN TAX MATTERS
-------------------
No ERISA Applicability: The Plan and Warrant Shares issuable to you are not subject to the Employee Retirement Income Security Act of 1974, as amended.

Federal Income Tax Consequences:

Stock Options and/or Warrants:     The Warrants to be granted are not
"Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The grant and the exercise of stock Warrants may create compensation income to One Capital Corporation and the Company may take a compensation deduction to the extent the exercise price of the Warrants was below the fair market value of the underlying shares on the date of grant.

The income tax treatment of the proceeds from the sale of shares received upon the exercise of stock Warrants, should be treated as capital gains based upon a basis in the underlying shares equal to the difference between the sale price and the fair market value on the date the Warrants was granted.
     The foregoing summary of federal income tax aspects is based upon existing law and interpretations, regulations and rulings, which are subject to change. Moreover, federal income tax laws are quite complex, and the facts of your particular situation (or other facts in connection with the award) may engender a different federal tax result for you. The Company is not in a position to advise you as to possible federal taxation issues other than income tax or as to state, county or other local city taxes. You are advised to consult your own accountant, attorney or other tax advisor. The Company and its personnel cannot advise you as to state, federal or local tax consequences beyond the general discussion above.

TRANSFERABILITY OF THE OPTION SHARES
------------------------------------
Generally:     The shares issuable to you upon exercise of Warrants under the
Plan have been registered with the U.S. Securities and Exchange Commission ("Commission") under the Act, under cover of a Registration Statement on Form S-
8. Having been thus registered under the Act, the shares of stock awarded or issuable to you upon exercise of Warrants are not "restricted" and will be freely transferable by you (whether in an open market transaction or in a private transaction) under the Act without need of further registration or compliance with any exemption from registration under the Act. Accordingly, the certificate evidencing the shares is not expected to bear any legend restricting transfer. Special rules regarding transferability of the shares may apply to you, however, if you are an "affiliate" of the Company. See "Applicability of Rule 144" below.

Applicability of Rule 144:    Special rules will apply to you if you are an
"affiliate" of the Company, or of any parent or subsidiary of the Company, and in that event a special legend may be placed on the certificate evidencing the shares awarded to you. If you are an "affiliate," you may be required to sell the shares of stock pursuant to an effective registration statement, in compliance with the provisions of Rule 144 of the Commission (except for the holding period requirement), including the filing of a Form 144 with the Commission prior to sale, or pursuant to another available exemption from registration. In general, Rule 144 as currently in effect would allow any affiliate (defined below) of the Company to publicly sell, within any three-month period, common shares of the Company in a number equal to the greater of
(i) 1% of the total number of the Company's common shares for the same class then outstanding, or (ii) the average weekly reported volume of trading in the Company's common shares during the four calendar weeks immediately preceding the sale. Sales made in reliance upon Rule 144 also are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information concerning the Company.
     An "affiliate" of the Company is defined as any person who controls, is controlled by, or is under common control with the Company. Persons who are directors or executive officers of the Company, or of any parent or subsidiary of the Company, and persons who beneficially own 10% or more of the outstanding Common Stock of the Company or of any parent or subsidiary of the Company, will be presumed to be affiliates.
     An affiliate's failure to comply with the provisions of Rule 144 is a serious violation of law. If you are an affiliate of the Company, you should consult with the Secretary of or counsel to the Company prior to making any sale of these shares. See also "Liability for Short-Swing Sales" below.

AVAILABILITY OF FORM S-8
------------------------
     The rules and regulations of the Commission make Form S-8 available to issuers only for the issuance of securities which are compensatory in nature or which are issued pursuant to an "employee benefit plan" (defined in Rule 405 of Regulation C of the Commission to include various types of compensatory plans and written compensation Plans) to compensate persons who are employees of the Company or an affiliate of the Company. The term "employee" generally includes employees, officers, directors, consultants and advisers of the Company or an affiliate of the Company.
     These rules and regulations prohibit the use of Form S-8 to register securities if the issuance of the securities is in connection with the offer or sale of securities in a capital-raising transaction. Accordingly, the issuance of the Warrant Shares to you would be improper if they in fact amount to compensation for raising or helping to raise capital for the Company by the offer or sale of securities, even if you are a full-time employee of the Company with other, regular duties unconnected to the raising of capital. Accordingly, if you have any question concerning the nature of the services for which the stock has been awarded to you, you should consult the Secretary of or counsel to the Company.

STOCK OWNERSHIP REPORTING REQUIREMENTS
--------------------------------------
     The Company's common stock is registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and if you are an executive officer or director of the Company, or the beneficial owner of 10% or more or the Company's outstanding Common Stock (a "Section 16(a) reporting person"), you are required by Section 16(a) of the Exchange Act and the rules of the Commission thereunder, to file with the Commission a statement of changes of beneficial ownership of securities on Form 4 to reflect the issuance of the Warrant Shares to you. This report must be filed no later than the 10th day of the month following the month in which the Warrant Shares were granted and issued to you. Your failure to timely file this report, if required, could subject you to fines or penalties under the Exchange Act and may result in disclosure of your failure to so report in the Company's annual report on form 10-KSB and proxy statement to be filed with the Commission. If you recently became an executive officer, director or 10% shareholder of the Company and have not yet filed an initial report of beneficial ownership of securities on Form 3, then this filing should be promptly made (it must be filed within 10 days of the triggering event). Finally, if you are a Section 16(a) reporting person, you may be required to file, within 45 days of the Company's accounting year end, an annual statement of beneficial ownership of securities on Form 5 reflecting this award.
     You should consult with the Secretary of or counsel to the Company if you are unsure as to your reporting obligations under Section 16(a) and the rules of the Commission.
     If you are the beneficial owner of more than 5% of the Company's equity securities, you may be required to file reports under Section 13(d) of the Exchange Act.

LIABILITY FOR SHORT-SWING SALES
-------------------------------
     The Company's common stock is registered under the Exchange Act and if you are an executive officer or director of the Company, or the beneficial owner of 10% or more or the Company's outstanding Common Stock (a "Section 16(a) reporting person"), you are required by Section 16(a) of the Exchange Act and if you are a Section 16(a) reporting person, you also are subject to the "short-swing" sales provisions of Section 16(b) of the Exchange Act and rules and regulations of the Commission thereunder, and the discussion in this paragraph applies to you. The issuance of the Warrant Shares to you probably will constitute a "purchase" of those shares by you under Section 16(b). If you are a Section 16(a) reporting person, a report on Form 4 concerning the award may be due, even though no "purchase" has occurred for short-swing purposes.

     Section 16(b) and the Commission's rules thereunder provide that any sale of the Company's Common Stock by you within the 6-month period prior to or following the award of shares to you, at a price greater than the "purchase price" of the optioned shares, results in an illegal (so-called "short-swing") profit to you. The "purchase price" of the Warrant Shares will for almost all purposes be the Warrant exercise price. A short-swing profit is recoverable by the Company in a legal action within two years after the illegal profit is realized, which may be brought in federal court. The Company would be entitled also to recover its reasonable legal fees incurred in recovering the short-swing profit. Moreover, any shareholder of the Company may bring an action to recover a short-swing profit, if the Company does not, and likewise recover legal fees.
     You are urged to consult the Company Secretary or your own attorney if you are unsure whether Section 16(b) applies to you and to determine your compliance with Section 16(b) if it is applicable to you.

INFORMATION AND OTHER MATTERS
-----------------------------
Additional Information: The Company is subject to the periodic reporting requirements of Section 12 of the Exchange Act, and pursuant thereto files periodic reports and other information with the Commission. Reports and other information so filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission's Washington D.C. office at prescribed rates. This information is in addition to information which may be requested orally or in writing from the Company at no charge to you (see below).

Market Information: Tyrex's common stock is traded on the NASDAQ Market under the symbol "TYRX". The following table shows the high and low bid prices for each fiscal quarter for the last three fiscal years. Such quotations represent inter-dealer prices without retail mark-ups, mark-downs, or commissions and, accordingly, may not represent actual transactions.

Calendar         1997                1996                1995

Quarter          High    Low         High    Low         High    Low


First            .28     .20         .22     .13         .22     .16

Second                               .25     .16         .25     .16

Third                                .25     .16         .25     .09

Fourth                               .28     .16         .19     .09


Security Holders:   As of March 31, 1997, Tyrex had approximately 2,100
shareholders of record of its common stock.
Dividend Plans:     Tyrex has paid no cash dividends and has no current plans to do so.

Transfer Agent:     American Securities Transfer & Trust, Inc. is the transfer agent and registrar for the Common Stock of the Company. Their telephone number is (303) 234-5300.

Fees and expenses of Registration:      All fees and expenses, including legal
fees and registration fees, incurred in connection with the creation of the Plan, preparation of this document and preparation and filing of the Registration Statement, and issuance and delivery of the Warrant Shares, have been or will be paid by the Company.

Updating of Prospectus: This Prospectus shall be automatically updated by the Company's filing of Exchange Act reports (including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and annual reports to shareholders) with the Commission, and all such reports will be automatically incorporated by reference in this Prospectus and the Company's Registration Statement on Form S-8 covering the Plan and common shares issuable thereunder.

Incorporation by Reference:   The following documents (a copy of each of which
has been provided to you), are deemed to be incorporated by reference in this Prospectus and in the Company's Registration Statement on Form S-8, and are available upon oral or written request from the Secretary of the Company at the address set forth below:
(a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996; and
(b) Registrant's Quarterly Report(s) on Form 10-Q for the quarter(s) ended September 30, 1996; December 31, 1996; and March 31, 1997.
(c) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act") are incorporated by reference herein.

Documents Attached to this Prospectus: In accordance with Rule 428(b)(2) of the Commission, the following document or documents are attached to this Prospectus and are being delivered to every person receiving a copy of this Prospectus:
(a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996; and
(b) Registrant's Quarterly Report(s) on Form 10-Q for the quarter(s) ended September 30, 1996; December 31, 1996; and March 31, 1997.
(c) All other documents filed by Registrant prior to the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act") are incorporated by reference herein.

Where to Request More Information: Additional information, including a copy of the Plan and of documents listed above which have been incorporated by reference in this Prospectus, may be requested orally or in writing from the Company by calling or writing to the Secretary of the Company at the following address:
Tyrex Oil Company, 777 North Overland Trail, Suite 101, Casper, WY 82601. The Company's telephone number is (307) 234-4260. Such information will be sent to you promptly upon request and without charge to you.

This Prospectus speaks only as of its date. Any material changes to the information presented above will be contained in one or more supplements accompanying this Prospectus.

                             OCC WARRANT AGREEMENT
                             ---------------------
This Agreement (the "OCC Warrant Agreement" or, herein, simply the "Agreement") is made this 28 day of May, 1997, between Tyrex Oil Company, a Wyoming
             --
Corporation (the "Company" or "Tyrex"), with offices at 777 North Overland Trail, Suite 101, Casper, WY 82601, and One Capital Corporation ("OCC"), a Colorado corporation, with offices at 410 Seventeenth Street, Suite 1940, Denver, CO 80202. The parties agree as follows:

1.   GRANT OF  WARRANTS.    Tyrex hereby grants to OCC the right and option to
     ------------------
acquire shares of the Stock at the following purchase prices and terms:
  The Warrants shall consist of rights to purchase up to 750,000 shares at a price of $0.30 per share.
Each of the Warrants hereby granted may be exercised in whole or in any part, in the manner, subject to the conditions, and during the time periods specified herein.

2.   TIME PERIOD OF EXERCISE OF  WARRANTS.   The  Warrants may be exercised by
     ------------------------------------
OCC during time periods as follows:
  The Warrants shall be effective for two years from the latest of (i) the date 90 days after the Closing Date of the Agreement and Plan of Reorganization between Tyrex and Kimbrough Computer Sales Inc. (d/b/a/ "3Si Inc."), (ii) the date of filing of the S-8 Registration Statement with the S.E.C. registering the Warrants and underlying shares, or (iii) the date that the Company's transfer agent notifies OCC that the transfer agent has received all documents required for issuance of the shares upon exercise of the Warrants, without restrictive legends. At the end of this period any unexercised Warrants shall expire. Tyrex shall use its best efforts to ensure that the requirements per "ii" and "iii" above do occur as promptly as possible after the Closing Date of the Agreement and Plan of Reorganization, and before the date per "i" above in this paragraph.

3.   NOTICES.   Notices hereunder shall be written and shall be delivered to or
     -------
from OCC and Tyrex either (a) via telefax, with originally signed notice to follow via U.S. Mail, or (b) by delivery of such notice via Certified U. S. Mail or overnight delivery service with signature confirmation. For most expeditious, timely delivery of communications, telefax shall be the preferred method of communications. (All telefax notices to OCC shall be sent in duplicate to telefax numbers (303) 592-1846 and (813) 867-1675, or as otherwise
                             --------------     --------------
designated from time to time by written notice, delivered in accordance with the requirements hereof).

4.   NOTICES OF INTENT TO EXERCISE.   The Warrants may be exercised by OCC
     -----------------------------
giving written notice of intent to exercise to Tyrex, delivered in accordance with section 3 hereof, stating in such notice:
 . the number of shares,
 . the price of such shares,
 . the total payment to be made,
 . the proposed method of delivery of payment, . the requested method of delivery of shares (including, if applicable, the separate denominations of share certificates), and . any additional instructions, account numbers, contacts, or other data necessary or convenient to effect payment and delivery.

5.   NOTICES OF PREPAREDNESS TO DELIVER.  Within the same or the next subsequent
     ----------------------------------
business day following receipt of written notice from OCC of intent to exercise, Tyrex shall confirm by written notice to OCC, delivered in accordance with section 3 hereof, stating in such notice:
 . acceptance of the proposed exercise in accordance with terms, payment, and delivery instructions stated by OCC (or, if not so accepted, specific and detailed statement of reasons for delay(s) or change(s), and proposed alternative terms, payment, and delivery instructions),
 . copy of proofs or written confirmations of transfer agent and of the Company
  (or its designated Delivery Agent), of readiness to effect "Delivery Versus Payment," as stated herein, and
 . any additional instructions, account numbers, contacts, or other data necessary or convenient to effect payment and delivery.

6.   DELIVERY VERSUS PAYMENT.  Unless the parties hereto agree otherwise in
     -----------------------
writing, all deliveries of shares by the Company, in exchange for payments for Warrants by OCC, shall be made by the method known as "Delivery versus Payment" ("DVP"), such that each such delivery of shares shall be effected contemporaneously with the receipt of payment for such shares. All payments for Warrants shares shall be made by OCC in the form of either cashier's check or federal funds wire transfer. All deliveries of shares by the Company shall be prearranged to deliver such shares to OCC either simultaneously or within the same business day (or, in the event that OCC, in its sole and absolute discretion, shall agree in writing, the following business day).
     However, if any law or regulation requires the Company to take any action with respect to the Stock as to which the Warrants are being exercised, the Company shall promptly so notify OCC in advance, and the date of both (a) the delivery of such Stock, and also (b) the payment for such Stock due from OCC, shall be extended for the period necessary to take such action.
     Nevertheless, in the event that, for any reason whatsoever, Tyrex shall fail to effect delivery of shares pursuant to exercise of Warrants as stated herein, following receipt of a payment from OCC, the Company shall, on the next business day, return all funds tendered by OCC pursuant to a proposed exercise in the same form tendered by OCC (unless OCC, in its sole and absolute discretion shall agree otherwise in writing).

7.   METHOD OF DELIVERY.  Generally, all deliveries of shares by Company, in
     ------------------
exchange for payments for exercise of Warrants by OCC, shall be made via DTC Electronic Delivery, as stated below. However, in the event that OCC so requests or agrees in writing, delivery may be made in the form of DVP certificate(s) for shares, as stated below.
(a)  DTC Electronic Delivery   Provided that the Company's transfer agent
     -----------------------
participates in the Depository Trust Company ("DTC") electronic transfer system, OCC, at its sole discretion, may request (at least one business day in advance of payment and delivery) electronic transfer of shares to one or more of OCC's account(s) at participating broker/dealer firm(s). In such event, the Company agrees that an authorized officer of the Company shall (immediately upon receipt of certified check or evidence of wire transfer of funds to the Company) send via telefax a Letter of Direction ordering its transfer agent to execute same-day electronic transfer of applicable shares, as directed by OCC.
(b)  DVP Certificate(s)   In the event that OCC requests (at least three
     ------------------
business days in advance of payment and delivery) DVP in certificate form, stock certificates shall be prepared in denominations as reasonably designated by OCC, and held by transfer agent, the Company, or its designated Delivery Agent, such party shall promptly confirm to OCC that such shares are ready for DVP by sending to OCC, via telefax, copies of both sides of such certificates. Simultaneous with receipt of a certified check or evidence of wire transfer of funds to the Company or its designated Delivery Agent, such party shall deliver applicable share certificates to OCC. To expedite DVP, the Company may establish a Delivery Agent (e.g., attorney, broker dealer, depository, bank, or custodian) located in Denver, CO, to hold shares (and, if desired, to receive payment) on behalf of the Company, and to execute simultaneous DVP.

8.0  OTHER ISSUES OF SHARES    The number and kind of securities purchasable
     ----------------------
upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:
     8.1  Adjustments.  The number of shares purchasable upon the exercise of
          -----------
the Warrants shall be subject to adjustments as follows:
          (a) In case the Company shall (i) pay a dividend in Common Stock or securities convertible into Common Stock or make a distribution to its stockholders in Common Stock or securities convertible into Common Stock; (ii) subdivide its outstanding Common Stock; (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock; or (iv) issue by reclassification of its Common Stock other securities of the Company; then the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the OCC shall be entitled to receive the kind and number of Shares or other securities of the Company which is would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
          (b) If, prior to the expiration of the Warrants by exercise, by the terms, or by redemption, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding shares of Common Stock into shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any OCC shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Shares theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Shares theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of OCC to any adjustment in the number of Shares purchasable on exercise of such Warrant, as set forth above, shall continue to be preserved in respect of any stock, securities or assets which OCC becomes entitled to purchase.
          (c) In case the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then current market price, the number of Shares thereafter purchasable upon the exercise of each shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such current market price. Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of shareholders entitled to receive such rights, options, warrants, or convertible securities.
          (d) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 8.1.(b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then current market price on the date of such distribution, and of which the denominator shall be such current market price on such date minus the then fair value (determined as provided in subsection 8.1.(g)(y) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants, or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.
          (e) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 8.1.(e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.
          (f) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the exercise price payable upon exercise of the Warrant shall be adjusted by multiplying such exercise price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant so purchasable immediately thereafter.
          (g) For the purpose of this subsection 8.1, the term "Common Stock" shall mean (I) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8 OCC shall become entitled to purchase any securities of the Company other than Common Stock, (y) if OCC's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities; and (z) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
Section 8.
          (h) Upon the expiration of any rights, options, warrants, or conversion privileges, if such shall have not been exercised, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (I) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.
     8.2  No Adjustment for Dividends.  Except as provided in subsection 8.1, no
          ---------------------------
adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.
     8.3  No Adjustment in Certain Cases.  No adjustments shall be made pursuant
          ------------------------------
to section 8 hereof in connection with the issuance of the Common Stock sold as part of the Agreement and Plan or Reorganization or the issuance of Shares upon exercise of the Warrants. No adjustments shall be made pursuant to Section 8 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase the issuance of shares, aggregating up to 469,000 shares of Common Stock, under the company's director or employee benefit plans or the previous OCC Warrant aggregating 400,000 shares disclosed in the Agreement and Plan of Reorganization.
     8.4 Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the company or such successor or purchasing corporation, as the case may be, shall execute an agreement that OCC shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Warrants been exercised immediately before or to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its Warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.
     8.5  Par Value of Shares of Common Stock.  Before taking any action which
          -----------------------------------
would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.
     8.6  Independent Public Accountants.  The Company may retain a firm of
          ------------------------------
independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8 and a certificate signed by such firm shall b conclusive evidence of the correctness of any computation made under this Section 8.

     8.7  Statement on Warrant Certificates.  Irrespective of any adjustments in
          ---------------------------------
the number of securities issuable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant Certificates initially usable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant Certificate, may be in the form so changed.
     8.8  Treasury Stock.  For purposes of this Section 10, shares of Common
          --------------
Stock owned or held at any relevant time by , or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

9.   NO RIGHTS PRIOR TO EXERCISE OF OPTION.   OCC shall have no rights as a
     -------------------------------------
shareholder in the shares of Stock purchasable pursuant to Warrants hereunder until payment of the purchase price and delivery.

10.  RIGHTS FOLLOWING EXERCISE OF  WARRANTS.  Ownership rights in the Stock
     --------------------------------------
shall vest with OCC as and when exercised.

11.  TRANSFERABILITY OF WARRANTS, AND UNDERLYING STOCK. The Stock underlying the
     -------------------------------------------------
Warrants has been registered with the Securities and Exchange Commission on Form S-8 and may be sold in market transactions subject to compliance with Section 15 of the Securities Exchange Act of 1934. Any sale or transfer of the Warrants and/or Stock purchased pursuant to these Warrants must be in accordance with applicable federal and state securities laws. During the term of the Warrants, the Warrants hereby granted shall be exercisable only by OCC, and the Warrants shall be divisible and transferable solely as provided by operation of law to an affiliate or successor of OCC, upon the dissolution and winding up of OCC, or to the professionals of OCC who shall perform services under the OCC Agreement.

12.  BINDING EFFECT.   This Agreement shall be binding upon the trustees,
     --------------
administrators, and successors of the parties hereto.

13.  ARBITRATION.  Any controversy or claim arising out of, or relating to, this
     ------------
agreement, or the making, performance, or interpretation thereof, shall be settled as follows:
(a) The Company and OCC shall use their best efforts to communicate, negotiate, compromise, mediate, or otherwise resolve or settle any controversy or claim in a confidential manner among themselves on or before six months from date of delivery of written notice of a controversy or claim by one party to the other.
(b) Failing resolution within six months per item 1, such controversy or claim shall be settled by arbitration in Denver, Colorado, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court in any state having jurisdiction over the subject matter of the controversy, claim, or award. The parties hereby agree that the Arbitrator shall be instructed, in considering such controversy or claim, to give favorable weight to prior constructive efforts of either party to reasonably resolve or settle such controversy or claim per item 1 above.

14.  MISCELLANEOUS.  Each party agrees that it will provide additional
     -------------
information, execute and deliver documents and perform any and all acts necessary to carry out the terms and intent of this Agreement. If any term of this Agreement conflicts with the law, all other terms of this Agreement shall remain in effect and enforceable. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, supersedes all prior agreements and understandings, and may be modified or amended only in writing, signed by all parties. All captions and titles are for convenience only, and may not be used to interpret or to define the terms of this Agreement. Where appropriate, singular terms include the plural, and pronouns of one gender include any gender.
     The parties agree to keep this Agreement confidential, other than disclosure to their respective boards, officers, and legal or accounting advisors, and as required by law or regulation. Whenever feasible, each party shall offer the other prior rights of review, comment and editorial adjustment with respect to any public or third party disclosure of the terms hereof.

IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed as first herein set forth.

Tyrex Oil Company



 /s/Tom N. Richardson
---------------------
Name:     Tom N. Richardson
Office: President



One Capital Corporation



 /s/ Michael V. Schranz
-----------------------
Name:     Michael V. Schranz
Managing Director

                                                                EXHIBITS 2 AND 3

                                 JONES & KELLER
                                Attorneys At Law
                                 1625 Broadway
                                   Suite 1600
                               Denver, CO  80202
                                 (303 573-1600


                                  May 29, 1997

Tyrex Oil Company
777 North Overland Trail, Suite 101
Casper, WY  82601

Gentlemen:

   Reference is made to the One Capital Corporation Warrant Agreement and Registration Statement on Form S-8 related thereto as proposed to be filed with the Securities and Exchange Commission.

   Based on our review of these documents, appropriate Board of Directors' Resolutions and such other matters as we deemed relevant, it is our opinion that the warrants have been legally issued and that the shares described in the Warrant Agreement when issued in accordance with its terms will be validly issued, fully paid and non-assessable.

   We hereby consent to the use of our opinion set forth above in the referenced Registration Statement on Form S-8.

                                                   Very truly yours,

                                                   JONES & KELLER, P.C.


                                                     /s/ Samuel E. Wing
                                                   --------------------
                                                   Samuel E. Wing

                                                                       EXHIBIT 4

                    HOCKER, LOVELETT, HARGENS & SKOGEN, P.C.
                          Certified Public Accountants



                               AUDITOR'S CONSENT

   We hereby consent to the use of our audit reports and their incorporation by reference in the registration Statement on Form S-8 to be filed by Tyrex Oil Company with respect to warrants issued to One Capital Corporation.



                           /s/ Hocker, Lovelett, Hargens & Skogen, P.C.
Date: June 2, 1997
      ------------